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                                                                    Exhibit 16.1


November 2, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Gary Player Direct, Inc. (formerly Grafix Corporation)


Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated October 28, 1999 and

(2) We agree with the response.


Sincerely,

/s/ James E. Scheifley & Associates, P.C.

James E. Scheifley & Associates, P.C.